UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 10, 2020

MADISON SQUARE GARDEN ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39245	84-3755666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Pennsylvania Plaza, New York, NY	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	MSGE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 17, 2020 all of the outstanding common stock of Madison Square Garden Entertainment Corp. (the “Company”) was distributed to the stockholders of Madison Square Garden Sports Corp. (“MSG Sports”) (such distribution, the “Spin-off”). In connection with the Spin-off, each holder of an MSG Sports employee restricted stock unit received one Company restricted stock unit in respect of every MSG Sports restricted stock unit owned on the record date and each holder of an MSG Sports employee performance stock unit received one Company performance stock unit in respect of every MSG Sports performance stock unit owned on the record date.

On September 10, 2020, the Compensation Committee (the “Committee”) of the Board of Directors of the Company amended the performance stock units granted on April 17, 2020 in connection with the Spin-off that correspond to performance stock units granted by MSG Sports in Fiscal Year 2019 (the “2019-2021 PSUs”) and Fiscal Year 2020 (the “2020-2022 PSUs” and, together with the 2019-2021 PSUs, the “PSUs”) under the Company’s 2020 Employee Stock Plan to establish new performance targets that will apply in the final year of the vesting period of the applicable award. As previously disclosed in MSG Sports’ proxy statement for its 2018 and 2019 annual meetings of shareholders, the PSUs generally were structured to be settled upon the later of September 15th following a three-year vesting period, and the date of certification of achievement against pre-determined performance goals measured in the final year of such three-year period.

The original performance goals of Total Company Net Revenue and Business Unit AOI were established at the time at which the PSUs were granted based on MSG Sports’ then-existing five-year strategic plan. The five-year strategic plan represented the combined businesses, including the sports businesses that are not part of the Company following the Spin-off. The original goals were not reflective of the Company as a standalone entertainment company, including the impact of the intra-company agreements entered into with MSG Sports in connection with the Spin-off. The amended performance goals of Company Total Company Net Revenue and Company Business Unit AOI reflect the Company’s current five-year plan adopted following the Spin-off including the impact of the COVID-19 pandemic. The Company’s strategic plan is confidential and disclosure of the amended performance targets could provide information that could lead to competitive harm, and for this reason the performance stock unit financial performance targets are not disclosed; however, the Committee seeks to make target goals ambitious, requiring meaningful growth over the performance period, while threshold goals are expected to be achievable. The Company intends to disclose the payout results as a percentage of target as well as the resulting payout for the 2019-2021 PSUs and the 2020-2022 PSUs as a percentage of target after the end of the performance period. With the exception of the amendments described above, the PSUs remain subject to their existing terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MADISON SQUARE GARDEN ENTERTAINMENT CORP.
(Registrant)

By:	/s/ Mark H. FitzPatrick
Name:	Mark H. FitzPatrick
Title:	Executive Vice President and Chief Financial Officer

Dated: September 11, 2020

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